Exhibit 4.1

WILLIS NORTH AMERICA INC. ,

Issuer

WILLIS GROUP HOLDINGS LIMITED

TA I LIMITED

TA II LIMITED

TA III LIMITED

TRINITY ACQUISITION LIMITED

TA IV LIMITED

WILLIS GROUP LIMITED,

Guarantors

and

JPMORGAN CHASE BANK, N.A.

Trustee

Indenture

Dated as of July 1, 2005

Senior Debt Securities

v

Reconciliation and Tie of this Indenture,
relating to Sections 310 through 318, inclusive, of the
Trust Indenture Act of 1939, as amended

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	Not applicable
	(a)(4)	Not applicable
	(b)	7.08, 7.10
§ 311	(a)	7.13
	(b)	7.13
§ 312	(a)	8.01, 8.02(a)
	(b)	8.02(b)
	(c)	8.02(c)
§ 313	(a)	8.03
	(b)	8.03
	(c)	8.03
	(d)	8.03
§ 314	(a)	11.09
	(a)(4)	11.08
	(b)	Not applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not applicable
	(d)	Not applicable
	(e)	1.02
§ 315	(a)	7.01(a)
	(b)	7.02
	(c)	7.01(b)
	(d)	7.01
	(e)	6.14
§ 316	(a)(1)(A)	6.12
	(a)(1)(B)	6.13
	(a)(2)	Not applicable
	(b)	6.08
§ 317	(a)(1)	6.03
	(a)(2)	6.04
	(b)	11.03
§ 318	(a)	1.07

Note:   This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE, dated as of July 1, 2005, among WILLIS NORTH AMERICA INC., a Delaware corporation, as issuer (the “Issuer”), WILLIS GROUP HOLDINGS LIMITED, a company organized and existing under the laws of Bermuda, TA I LIMITED, a company organized and existing under the laws of England and Wales, TA II LIMITED, a company organized and existing under the laws of England and Wales, TA III LIMITED, a company organized and existing under the laws of England and Wales, TRINITY ACQUISITION LIMITED, a company organized and existing under the laws of England and Wales, TA IV LIMITED, a company organized and existing under the laws of England and Wales, and WILLIS GROUP LIMITED, a company organized and existing under the laws of England and Wales, as guarantors (collectively, the “Guarantors”), and JPMORGAN CHASE BANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured senior debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Issuer and each Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01   Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)   the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)   all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(d)   the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Seven, are defined in that Article.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Authorized Newspaper” shall mean a newspaper of general circulation in the Borough of Manhattan, The City of New York, and customarily published on each Business Day, currently expected to be The Wall Street Journal (National Edition). Where successive publications are required to be made in an Authorized Newspaper, the successive publications may be made in the same or different newspapers meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means (i) the U.K. Insolvency Act 1986, as supplemented or amended, together with all rules, regulations and instruments made thereunder and applicable laws of England and Wales relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters and (ii) Title 11, United States Bankruptcy Code of 1978 as amended, or any similar United States federal or state law relating to relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means either the board of directors of the Issuer or a Guarantor or any committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Issuer or a Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including, without limitation, preferred stock and any debt security convertible or exchangeable into such equity interest.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Corporate Trust Office” means the principal corporate trust office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be administered.

“Corporation” includes corporations, associations, companies and business trusts.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depository” has the meaning specified in Section 3.01.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 6.01.

“GAAP” shall mean generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards

Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time.

“Global Security” has the meaning specified in Section 2.03.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Indenture obligations.

“Guaranteed Obligations” has the meaning specified in Section 16.01.

“Guarantor” means each of Willis Group Holdings Limited, a company organized and existing under the laws of Bermuda, TA I Limited, a company organized and existing under the laws of England and Wales, TA II Limited, a company organized and existing under the laws of England and Wales, TA III Limited, a company organized and existing under the laws of England and Wales, Trinity Acquisition Limited, a company organized and existing under the laws of England and Wales, TA IV Limited, a company organized and existing under the laws of England and Wales, and Willis Group Limited, a company organized and existing under the laws of England and Wales, and any other subsidiary of Willis Group Holdings Limited which becomes a guarantor of the Issuer’s Indenture obligations.

“Hedging Obligation” means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, (a) the principal of and premium (if any) in respect of any obligation of such Person for money borrowed, and any obligation evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP and leases of property or assets made as part of any sale and leaseback transaction entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of any property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or similar obligations to a trade creditor arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (e) all obligations of the type referred to in clauses (a) through (d) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business); (f) all obligations of the type referred to in clauses (a) through (d) of other Persons secured by any Lien on any property of such Person (whether or not such obligation is assumed by such Person); and (g) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the form and terms of particular series of Securities established as contemplated by Section 3.01.

“Interest” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuer” means Willis North America Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Lien” means, with respect to any property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property (including any capital lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

“Legal Defeasance” has the meaning specified in Section 5.03.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Obligation” means any principal, premium, interest (including interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Issuer in a bankruptcy case under Federal Bankruptcy Law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the terms of the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Issuer or any Guarantor, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or any Guarantor, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)   Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)   Securities or portions thereof for whose payment or redemption money or, as provided in Section 5.05 hereof, U.S. Government Obligations, in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or, except for purposes of Section 5.01, set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)   Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 6.01 and (ii) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

“Parent Guarantor” means Willis Group Holdings Limited, a company organized and existing under the laws of Bermuda, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

“Person” means any individual, corporation, partnership, joint venture, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal” of a debt security, including any Security, on any day and for any purpose means the amount (including, without limitation, in the case of an Original Issue Discount Security, any accrued original issue discount, but excluding interest) that is payable with respect to such debt security as of such date and for such purpose (including, without limitation, in connection with any sinking fund, upon any redemption at the option of the Issuer upon any purchase or exchange at the option of the Issuer or the holder of such debt security and upon any acceleration of the maturity of such debt security).

“Principal Amount” of a debt security, including any Security, means the principal amount as set forth on the face of such debt security.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price (exclusive of accrued interest, if any) at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Reporting Date” shall mean, when used with respect to any series of Securities, the date (and each successive anniversary thereof) established by a Board Resolution pursuant to Section 3.01 which shall be a date no more than ten months from the date of the initial issuance of such series of Securities under this Indenture.

“Responsible Officer” when used with respect to the Trustee, means any officer assigned to and working in the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Significant Subsidiary” means any Subsidiary of the Parent Guarantor that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any wholly owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed, except as provided in Section 10.05; provided, however, that in the event the Trust Indenture Act is amended after such date, “Trust Indenture Act” means, with respect to the Securities of any series issued after such date, the Trust Indenture Act of 1939 as so amended.

“U.S. Government Obligations” has the meaning specified in Section 5.05.

“Vice President” when used with respect to the Issuer, any Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 1.02   Compliance Certificates and Opinions.

Upon any application or request by the Issuer or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Issuer or such Guarantor shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including any covenant compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action that such action has been complied with and an Opinion of Counsel stating that in the opinion of such counsel that such action is authorized or permitted by this Indenture and that all such conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 11.08) shall include:

(1)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)   a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03   Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or such Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04   Acts of Holders.

(a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing or by the record of the Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Fifteen; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or any such record is delivered to the Trustee and, where it is hereby expressly required, to the Issuer or any Guarantor. Such instrument or instruments or such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and any Guarantor if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.07 and the record so proved shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and any Guarantor, if made in the manner provided in this Section.

(b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof, or may be proved in such other manner as shall be deemed sufficient by the Trustee. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)   The ownership of Securities shall be proved by the Security Register.

(d)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e)   The Issuer or the Trustee, as applicable, may set a date for the purpose of determining the Holders of Securities entitled to consent, vote or take any other action referred to in this Section 1.04, which date shall be not less than 10 days nor more than 60 days prior to the taking of the consent, vote or other action.

SECTION 1.05   Notices, etc. to Trustee and Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of the Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)   the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office and, unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given, furnished or filed upon its receipt by a Responsible Officer of the Trustee, or

(2)   the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at:

One Century Place
26 Century Boulevard
Nashville, TN 37214

or to any Guarantor addressed to it at:

Ten Trinity Square
London EC3P 3AX
England

or at any other address or addresses previously furnished in writing to the Trustee by the Issuer or such Guarantor.

SECTION 1.06   Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07   Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c), such imposed duties shall control.

SECTION 1.08   Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09   Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer or any Guarantor shall bind their successors and assigns, whether so expressed or not.

SECTION 1.10   Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11   Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12   Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 1.13   Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of (and premium, if any) or interest, if any, on such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no additional interest shall accrue with respect to the payment due on such date for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE TWO

SECURITY FORMS

SECTION 2.01   Forms Generally.

The Securities of each series shall be in substantially the form established from time to time by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 3.03 for the authentication and delivery of such Securities. Any such Board Resolution or record of such action shall have attached thereto a true and correct copy of the form of Security referred to therein approved by or pursuant to such Board Resolution.

The Trustee’s certificate of authentication shall be in substantially the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02   Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A.,
as Trustee
By:
Authorized Officer

SECTION 2.03   Securities in Global Form.

If any Security of a series is issuable in global form (a “Global Security”), such Global Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Security. Any instructions by the Issuer with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 1.02.

Global Securities may be issued in either temporary or permanent form. Permanent Global Securities will be issued in definitive form.

ARTICLE THREE

THE SECURITIES

SECTION 3.01   Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, of the Issuer and each Guarantor or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)   the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2)   the aggregate principal amount of the Securities of such series and any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to Section 3.04, 3.05, 3.06, 10.06 or 12.07);

(3)   the date or dates on which the principal (and premium, if any) of the Securities of the series is payable or the method of determination thereof;

(4)   the rate or rates (which may be fixed or variable), or the method of determination thereof, at which the Securities of the series shall bear interest, if any, including the rate of interest applicable on overdue payments of principal or interest, if different from the rate of interest stated in the title of the Security, the date or dates from which such interest shall accrue or the method of determination thereof, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

(5)   the Paying Agent or Paying Agents for the Securities of the series if other than the Trustee;

(6)   the Place of Payment of the Securities of the series;

(7)   if other than U.S. Dollars, the foreign currency or currencies in which Securities of the series shall be denominated or in which payment of the principal of (and premium, if any) or interest on Securities of the series may be made, and the particular provisions applicable thereto and, if applicable, the amount of the Securities of the series which entitles the Holder of a Security of the series or its proxy to one vote for purposes of Section 15.06;

(8)   the right, if any, of the Issuer to redeem the Securities of such series and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

(9)   the obligation, if any, of the Issuer to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(10)   if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(11)   whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depository (the “Depository”) for such Global Security or Securities; and the manner in which and the circumstances under which Global Securities representing Securities of the series may be exchanged for Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in Section 3.05(b);

(12)   if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(13)   if the provisions of Section 5.02 of this Indenture are to apply to the Securities of the series, a statement indicating the same;

(14)   any deletions from or modifications of or additions to the Events of Default set forth in Section 6.01 pertaining to the Securities of the series;

(15)   the form of the Securities of the series;

(16)   the Reporting Date of the Securities of the series; and

(17)   any other terms of a particular series and any other provisions expressing or referring to the terms and conditions upon which the Securities of that series are to be issued, which terms and provisions are not in conflict with the provisions of this Indenture or do not adversely affect the rights of Holders of any other series of Securities then Outstanding); provided, however, that the addition to or subtraction from or variation of Articles Five, Six, Nine, Eleven, Thirteen and Sixteen (and Section 1.01 insofar as it relates to the definition of certain terms as used in such Articles) with regard to the Securities of a particular series shall not be deemed to constitute a conflict with the provisions of those Articles.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series without the consent of the Holders thereof.

The Securities of all series shall rank on a parity in right of payment.

Except as modified in a Board Resolution, Officers’ Certificate or supplemental indenture establishing a series of Securities, the Securities shall be fully and unconditionally guaranteed, jointly and severally, by each Guarantor as provided in Article Sixteen.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the

Issuer or the applicable Guarantor and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 3.02   Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 3.03   Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind such Person notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of issuance of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Securities. If any Security shall be represented by a permanent Global Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with the original issuance of such beneficial owner’s interest in such permanent Global Security.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon the documents specified in Section 314 of the Trust Indenture Act, and, in addition:

(1)   a Board Resolution relating thereto, and if applicable, an appropriate record of any action taken pursuant to such Board Resolution, certified by the Secretary or Assistant Secretary of the Issuer or any Guarantor, if applicable;

(2)   an executed supplemental indenture, if any; and

(3)   an Opinion of Counsel which shall state:

(A)   that the form and terms of such Securities have been established by or pursuant to Board Resolutions, by a supplemental indenture or by both such resolution or resolutions and such supplemental indenture in conformity with the provisions of this Indenture;

(B)   that the supplemental indenture, if any, when executed and delivered by the Issuer, any Guarantor and the Trustee, will constitute a valid and legally binding obligation of the Issuer and such Guarantor; and

(C)   that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer and any Guarantor in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and each such Guarantor, if applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles, and will be entitled to the benefits of this Indenture.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution and the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Board Resolution and Opinion of Counsel otherwise required pursuant to this Section 3.03 at or prior to the time of authentication of each Security of such series, if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3.04   Temporary Securities.

Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon Issuer Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, reproduced or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 3.05   Registration, Registration of Transfer and Exchange Global Securities Representing the Securities.

(a)   The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and Stated Maturity.

Except as otherwise provided in this Article Three, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of an equal aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer and each Guarantor evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank reasonably acceptable to the Trustee or by a member of a national securities exchange.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 10.06 or 12.07 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 12.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(b)   If the Issuer shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with Section 3.03 and the Issuer Order with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee or delivered or held pursuant to such Depositary’s instruction, and (iv) unless otherwise provided for, the Securities of such series pursuant to Section 3.01, shall bear a legend substantially to the following effect:  “This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Security is exchanged in whole or in part for Securities in definitive form.”

Each Depositary designated pursuant to Section 3.01 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable statute or regulation.

If at any time the Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for Securities of a series shall no longer be a clearing agency registered and in good standing under the Exchange Act or other applicable statute or regulation (as required by this Section 3.05), the Issuer shall appoint a successor Depositary eligible under this Section 3.05 with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

If the Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Securities of such series shall have occurred and be continuing, the Issuer may, and upon the request of the Trustee shall, promptly execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute and the Trustee shall authenticate and deliver, without charge:

(i)   to each Person specified by the Depositary a new Security or Securities of the same series, of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(ii)   to the Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to holders thereof.

Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this subsection (b) shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

SECTION 3.06   Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a protected purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07   Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

At the option of the Issuer, interest on the Securities of any series that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)   The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)   The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08   Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer, any Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, any Guarantor, the Trustee or any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 3.09   Cancellation.

All Securities surrendered for payment, redemption, conversion, registration of transfer or exchange or for credit against any sinking fund payment or analogous obligation shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and promptly shall be cancelled by it and, if surrendered to the Trustee, shall be promptly cancelled by it. The Issuer or any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered promptly shall be cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures unless directed by an Issuer Order. The acquisition of any Securities by the Issuer or any such Guarantor shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Securities are surrendered to the Trustee for cancellation. Permanent Global Securities shall not be destroyed until exchanged in full for definitive Securities or until payment thereon is made in full.

SECTION 3.10   Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of twelve 30-day months.

SECTION 3.11   CUSIP Numbers.

The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

[INTENTIONALLY OMITTED]

ARTICLE FIVE

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 5.01   Satisfaction and Discharge of Securities of any Series.

The Issuer shall be deemed to have satisfied and discharged the entire Indebtedness on all the Securities of any particular series (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, upon Issuer Request and at the expense of the Issuer, shall execute such instruments as may be requested by the Issuer acknowledging satisfaction and discharge of such Indebtedness, when

(a)   either

(1)   all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 11.03) have been delivered to the Trustee for cancellation; or

(2)   all such Securities not theretofore delivered to the Trustee for cancellation

(A)   have become due and payable, or

(B)   will become due and payable at their Stated Maturity within one year, or

(C)   are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06), for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)   the Issuer or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuer or any Guarantor; and

(c)   the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire Indebtedness on all Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and each Guarantor to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (2) of this Section, the obligations of the Trustee under Section 5.03 and the last paragraph of Section 11.03 shall survive.

SECTION 5.02   Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a supplemental indenture or, at any time, by a Board Resolution set forth in an Officers’ Certificate with respect to the Securities of any series, unless otherwise specified pursuant to Section 3.01 with respect to a particular series of Securities, elect to have either Section 5.03 or 5.04 be applied to all of the Outstanding Securities of that series upon compliance with the conditions set forth below in this Article Five.

SECTION 5.03   Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 5.02 of the option applicable to this Section 5.03, the Issuer shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities of the particular series and any coupons appertaining thereto on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged all the obligations relating to the Outstanding Securities of that series, including any coupons appertaining thereto, and the Securities of that series, including any coupons appertaining thereto, shall thereafter be deemed to be “outstanding” only for the purposes of Section 5.06 and the other Sections of this Indenture referred to below in this Section 5.03, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the Issuer’s or any Guarantor’s obligations, as the case may be, with respect to Securities of such series under Sections 3.05, 3.06, 11.02 and 11.03, (ii) rights of Holders to receive payments of the principal of (and premium, if any) and interest, if any, on the Securities of such series as they shall become due from time to time and other rights, duties and obligations of Holders as beneficiaries hereof with respect to the amounts so deposited with the Trustee, (iii) the rights, obligations and immunities of the Trustee hereunder (for which purposes the Securities of such series shall be deemed outstanding), (iv) this Article Five and the obligations set forth in Section 5.06 hereof and (v) the obligations of the Issuer and each Guarantor under Section 7.07 hereof.

Subject to compliance with this Article Five, the Issuer may exercise its option under Section 5.03 notwithstanding the prior exercise of its option under Section 5.04 with respect to the Securities of a particular series and any coupons appertaining thereto.

SECTION 5.04   Covenant Defeasance.

Upon the Issuer’s exercise under Section 5.02 of the option applicable to this Section 5.04, the Issuer shall be released from any obligations under the covenants contained in Sections 11.04, 11.05, 11.06, 11.08 and 11.09 hereof or established pursuant to Section 3.01 or 10.01 hereof with respect to the Outstanding Securities of the particular series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that series and any coupons appertaining thereto shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of that series and any coupons appertaining thereto, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or Event of Default under Section 6.01(4) or any Event of Default specified pursuant to Section 3.01 or 10.01 but, except as specified above, the remainder of this Indenture and the Securities of that series shall be unaffected thereby.

SECTION 5.05   Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 5.03 or Section 5.04 to the Outstanding Securities of a particular series:

(a)   the Issuer must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee for the Securities of that series, in trust, for the benefit of the Holders of the Securities of that series, cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 301 for the Securities of that series), U.S. Government Obligations or a combination thereof in such amounts as will be sufficient to pay the principal of, premium, if any, and interest, if any, due on the outstanding Securities of that series and any related coupons at the Stated Maturity, or on the applicable Redemption Date, as the case may be, with respect to the outstanding Securities of that series and any related coupons;

(b)   in the case of Legal Defeasance only, the Issuer shall have delivered to the Trustee for the Securities of that series (1) an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, since the date on which Securities of such series were originally issued, there has been a change in the applicable U.S. Federal income tax law, to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (2) a copy of a ruling or other formal statement or action to that effect received from or published by the U.S. Internal Revenue Service;

(c)   in the case of Covenant Defeasance only, the Issuer shall have delivered to the Trustee for the Securities of that series an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities of that series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)   no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default with respect to the Securities of that series (other than any event resulting from the borrowing of funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement (other than this Indenture) or instrument to which the Issuer is a party or by which the Issuer is bound; and

(f)   the Issuer shall have delivered to the Trustee for the Securities of that series an Officers’ Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

As used in this Article Five, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specified payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

SECTION 5.06   Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of the Securities of a particular series referred to in Section 5.01, 5.02, 5.04, or 5.05, the respective obligations of the Issuer and the Trustee for the Securities of a particular series under Sections 3.03, 3.04, 3.05, 3.06, 3.09, 5.07, 5.08, 5.09 and 6.08, Article 7, and Sections 8.01, 8.02, 11.02, 11.03 and 11.04, shall survive with respect to Securities of that series until the Securities of that series are no longer outstanding, and thereafter the obligations of the Issuer and the Trustee for the Securities of a particular series with respect to that series under Sections 5.07, 5.08 and 5.09 shall survive. Nothing contained in this Article Five shall abrogate any of the obligations or duties of the Trustee of any series of Securities under this Indenture.

SECTION 5.07   Application of Trust Money.

Subject to the provisions of the last paragraph of Section 11.03, all money deposited with the Trustee pursuant to Sections 5.01 and 5.02 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Guarantor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

SECTION 5.08   Repayment of Moneys Held by Paying Agent.

Any money deposited with the Trustee or any other Paying Agent remaining unclaimed by the Holders of any Securities for two years after the date upon which the principal of or interest on such Securities shall have become due and payable, shall be repaid to the Issuer by the Trustee or any such other Paying Agent and such Holders shall thereafter be entitled to look to the Issuer only as general creditors for payment thereof (unless otherwise provided by law); provided, however, that, before the Trustee or any such other Paying Agent is required to make any such payment to the Issuer, the Trustee may, upon the written request of the Issuer and at the expense of the Issuer, cause to be published once in an Authorized Newspaper a notice that such money remains unclaimed and that, after the date set forth in said notice, the balance of such money then unclaimed will be returned to the Issuer.

SECTION 5.09   Reinstatement.

If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 5.01 or 5.02, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 5.01 or 5.02, as the case may be, until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 5.01 or 5.02, as the case may be; provided that, if the Issuer or any Guarantor has made payment of principal of, or interest on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee.

ARTICLE SIX

REMEDIES OF THE TRUSTEE AND
HOLDERS ON EVENT OF DEFAULT

SECTION 6.01   Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)   default in the payment of interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)   default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3)   default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

(4)   default in the performance, or breach, of any covenant or warranty of the Issuer, any Significant Subsidiary or any Guarantor in this Indenture or any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer or any Guarantor by the Trustee or to the Issuer or any Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Parent Guarantor, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Parent Guarantor, the Issuer or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Parent Guarantor, the Issuer or any Significant Subsidiary under any applicable federal or state law, or appointing a Custodian of the Parent Guarantor, the Issuer or any Significant Subsidiary or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)   the commencement by the Parent Guarantor, the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Parent Guarantor, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a Custodian of the Parent Guarantor, the Issuer or any Significant Subsidiary of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Parent Guarantor, the Issuer or any Significant Subsidiary in furtherance of any such action, or the taking of any comparable action under any foreign laws relating to insolvency; or

(7)   any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee; or

(8)   any other Event of Default provided with respect to Securities of that series.

SECTION 6.02   Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding (other than of a type specified in Section 6.01(5) or (6)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Issuer or a Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable, anything in this Indenture or in any of the Securities of such series to the contrary notwithstanding.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuer or a Guarantor and the Trustee, may rescind and annul such declaration and its consequences if

(1)   the Issuer or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(A)   all overdue interest on all Securities of that series,

(B)   the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C)   to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D)   all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.07 hereof;

and

(2)   all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the foregoing, in the case of an Event of Default arising under Section 6.01(5) or (6), all outstanding Securities shall IPSO FACTO become due and payable without further action or notice.

SECTION 6.03   Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(1)   default is made in the payment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,

(2)   default is made in the payment of the principal of (or, premium, if any, on) any Security at the Maturity thereof, or

(3)   default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due pursuant to the terms of any Security,

the Issuer, upon demand of the Trustee, will pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.07 hereof.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04   Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, any Guarantor or any other obligor upon the Securities or the property of the Issuer, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)   to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)   to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except as aforesaid, to vote for the election of a trustee in bankruptcy or similar person or to participate as a member, voting or otherwise, on any committee of creditors.

SECTION 6.05   Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.06   Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:   To the payment of all amounts due the Trustee under Section 7.07;

SECOND:   To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD:   To the payment of the remainder, if any, to the Issuer, its successors or assigns, or to whomever may be so lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

SECTION 6.07   Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)   such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)   the Holders of not less than a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)   such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 6.08   Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and the right to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.

SECTION 6.09   Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10   Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11   Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12   Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(1)   such direction shall not be in conflict with any rule of law or with this Indenture,

(2)   the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of the Securities of such series not taking part in such direction, or to the Holders of the Securities of any other series, and

(3)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.13   Waiver of Past Defaults.

Subject to Section 6.02, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1)   in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

(2)   in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.14   Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 6.15   Waiver of Stay or Extension Laws.

The Issuer and each Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

THE TRUSTEE

SECTION 7.01   Certain Duties and Responsibilities.

(a)   Except during the continuance of an Event of Default,

(1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof or whether procedures specified by or pursuant to the provisions of this Indenture have been followed in the preparation thereof.

(b)   In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)   this subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)   the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 6.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series;

(4)   no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(5)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02   Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund or analogous obligation installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 6.01(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 7.03   Certain Rights of Trustee.

Subject to the provisions of Section 7.01:

(a)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)   any request or direction of the Issuer or any Guarantor mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order or similar document and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)   the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or any Guarantor, personally or by agent or attorney;

(g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)   the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer assigned to and working in the Trustee’s corporate trust department has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Securities generally, the Issuer, a Guarantor or this Indenture. Whenever reference is made in this Indenture to an Event of Default, such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to an Event of Default of which the Trustee is deemed to have actual knowledge in accordance with this paragraph; and

(i)   the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

SECTION 7.04   Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer or any Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer or any Guarantor of Securities or the proceeds thereof.

SECTION 7.05   May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Issuer or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.08 and 7.13, may otherwise deal with the Issuer or such Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 7.06   Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder.

SECTION 7.07   Compensation and Reimbursement.

The Issuer and the Guarantors agree, jointly and severally,

(1)   to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)   to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses, including reasonable attorneys’ fees, of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuer and the Guarantors under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee, except funds held in trust for the benefit of the Holders of particular Securities.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (5) or (6) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Bankruptcy Law.

The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction, discharge or termination of this Indenture.

SECTION 7.08   Disqualification; Conflicting Interests.

The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded this Indenture with respect to Securities of any particular series of Securities other than that series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 7.09   Corporate Trustee Required; Eligibility.

There shall at all times be a corporate Trustee hereunder which complies with the requirements of Section 310(a) of the Trust Indenture Act, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.10   Resignation and Removal; Appointment of Successor.

(a)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

(b)   The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 10 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)   The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer.

(d)   If at any time:

(1)   the Trustee shall fail to comply with Section 7.08(a) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)   the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Issuer, any Guarantor or by any such Holder, or

(3)   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer or any Guarantor by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 6.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 7.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)   The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 7.11   Acceptance of Appointment by Successor.

(a)   In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer, any Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)   In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, each Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, any Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)   Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 7.12   Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.13   Preferential Collection of Claims Against Issuer.

The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

ARTICLE EIGHT

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

SECTION 8.01   Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Trustee

(a)   semi-annually, either (i) not later than June 1 and November 1 in each year in the case of Original Issue Discount Securities of any series which by their terms do not bear interest prior to Maturity, or (ii) not more than 15 days after each Regular Record Date in the case of Securities of any other series, a list, each in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the preceding June 1 or November 1 or as of such Regular Record Date, as the case may be; and

(b)   at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar with respect to Securities of any series, no such lists need be furnished.

SECTION 8.02   Preservation of Information; Communications to Holders.

(a)   The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

(b)   The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee shall be provided by the Trust Indenture Act.

(c)   Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure or information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 8.03   Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall (at the expense of the Issuer) mail to the Holders of the Securities a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.

A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Securities are listed in accordance with Section 313(d) of the Trust Indenture Act. The Issuer shall promptly notify the Trustee when the Securities are listed on any stock exchange and thereafter shall promptly file all reports with the SEC and such stock exchange as are required to be filed by the rules and regulations of the SEC and of such stock exchange.

ARTICLE NINE

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 9.01   Merger, Consolidation, etc. Only on Certain Terms.

Neither the Issuer nor any of the Guarantors shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)   the Issuer or such Guarantor, as the case may be, shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer or such Guarantor, as the case may be, substantially as an entirety shall be (A) in the case of the Issuer, a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (B) in the case of any Guarantor other than the Parent Guarantor, under the laws of England and Wales; or (C) in the case of the Parent Guarantor, under the laws of any United States jurisdiction, any state thereof, Bermuda, England and Wales or any country that is a member of the European Monetary Union and was a member of the European Monetary Union on January 1, 2004 and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer or any of the Guarantors, as the case may be, under this Indenture and the Securities and immediately after such transaction no Event of Default shall have happened or be continuing; and

(2)   the Issuer or such Guarantor, as the case may be, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (a) such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with and (b) in the case of a consolidation with or merger into a Person organized other than under the laws of Bermuda by the Parent Guarantor or the conveyance, transfer or lease by the Parent Guarantor of its properties and assets substantially as an entirety to a Person organized other than under the laws of Bermuda, Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.

SECTION 9.02   Successor Corporation Substituted.

Upon any consolidation by the Issuer or any of the Guarantors, as the case may be, with or merger by the Issuer or such Guarantor into any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer or such Guarantor substantially as an entirety in accordance with Section 9.01, the successor Person formed by such consolidation or into which the Issuer or such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Issuer or such Guarantor herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE TEN

SUPPLEMENTAL INDENTURES

SECTION 10.01   Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Issuer and each Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)   to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or any Guarantor herein and in the Securities (pursuant to Article Nine, if applicable); or

(2)   to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer or any Guarantor; or

(3)   to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are expressly being included solely to be applicable to such series); or

(4)   to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to provide for uncertificated Securities (so long as any “registration-required obligation” within the meaning of section 163(f)(2) of the Internal Revenue Code of 1986, as amended, is in registered form for purposes of such section); or

(5)   to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)   to secure the Securities; or

(7)   to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(8)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.11(b); or

(9)   to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to eliminate any conflict between the terms hereof and the Trust Indenture Act or to make any other provision with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 10.02   Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer and each Guarantor each when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)   change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02, or adversely affect any right of repayment at the option of the Holder of any Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), in each case other than the amendment or waiver in accordance with the terms of this Indenture of any covenant or related definition included pursuant to Section 3.01 that provides for an offer to repurchase any Securities of a series upon a sale of assets or change of control transaction, or

(2)   reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)   modify any of the provisions of this Section, Section 6.13 or Section 11.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 10.03   Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 1.02 hereof, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee in its sole discretion may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.04   Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.05   Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 10.06   Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 10.07   Notice of Supplemental Indenture.

Promptly after the execution by the Issuer, each Guarantor and the Trustee of any supplemental indenture pursuant to Section 10.02, the Issuer shall transmit, in the manner and to the extent provided in Section 1.05, to all Holders of any series of the Securities affected thereby, a notice setting forth in general terms the substance of such supplemental indenture.

ARTICLE ELEVEN

COVENANTS

SECTION 11.01   Payment of Principal, Premium and Interest.

The Issuer covenants and agrees for the benefit of the Holders of Securities of each series that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of the Securities of that series and this Indenture.

SECTION 11.02   Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be surrendered for registration of transfer and exchange, where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served and where the Securities may be presented for payment. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 11.03   Money for Securities Payments to Be Held in Trust.

If the Issuer or any Guarantor shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on the Securities of that series, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act or of any failure by the Issuer or any Guarantor (or by any other obligor on the Securities of that series) to make any payment of the principal of (and premium, if any) or interest, if any, on the Securities of such series when the same shall be due and payable.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, at or prior to the opening of business on each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

If the Issuer shall appoint a Paying Agent other than the Trustee for any series of Securities, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)   hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)   give the Trustee notice of any default by the Issuer or any Guarantor (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and

(3)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge with respect to one or more or all series of Securities hereunder or for any other reason, pay or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust for any such series by the Issuer, any Guarantor or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer, any Guarantor or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or any Guarantor in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer or any Guarantor on Issuer Request subject to applicable abandoned property and escheat law, or (if then held by the Issuer or any Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or any such Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or any such Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once a week for two consecutive weeks (in each case on any day of the week) in an Authorized Newspaper notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 11.04   Corporate Existence.

Subject to Article Nine, each of the Issuer and the Parent Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 11.05   Payment of Taxes and Other Claims.

The Parent Guarantor will, and will cause each Significant Subsidiary that is a Subsidiary of the Parent Guarantor to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Parent Guarantor or any such Significant Subsidiary or upon the income, profits or property of the Parent Guarantor or any such Significant Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Parent Guarantor or any such Significant Subsidiary; provided, however, that none of the Parent Guarantor nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 11.06   Maintenance of Properties.

The Issuer will cause all its properties used or useful in the conduct of its business to be maintained and kept in reasonably good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer from discontinuing the operation or maintenance of any of its properties if such discontinuance is, in the judgment of the Issuer desirable in the conduct of its business and not disadvantageous in any material respect to the Holders of the Securities of any series.

SECTION 11.07   Waiver of Certain Covenants.

The Issuer may omit in any particular instance to comply with any term, provision or condition set forth in Sections 11.04, 11.05 and 11.06 or established pursuant to Section 3.01 or 10.01, with respect to the Securities of any series, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 11.08   Statement by Officers as to Default.

The Issuer will, within 90 days after the close of each fiscal year, commencing with the first fiscal year following the issuance of Securities of any series under this Indenture, file with the Trustee a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, covering the period from the date of issuance of such Securities to the end of the fiscal year in which such Securities were issued, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of the signer, the Issuer has complied with all conditions and covenants on its part contained in this Indenture, and, if the signer has obtained knowledge of any default by the Issuer in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 11.08, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 11.09   Reports by Parent Guarantor.

The Parent Guarantor shall:

(1)   file with the Trustee, within 15 days after the Parent Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Parent Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Parent Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)   file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Parent Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)   transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Parent Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Parent Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 11.10   Further Assurances.

From time to time whenever reasonably demanded by the Trustee, the Issuer and each Guarantor will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention or facilitate the performance of the terms of this Indenture.

ARTICLE TWELVE

REDEMPTION OF SECURITIES

SECTION 12.01   Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

SECTION 12.02   Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer of less than all the Securities of any series, the Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 12.03   Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, however, that Securities of such series registered in the name of the Issuer shall be excluded from any such selection for redemption until all Securities of such series not so registered shall have been previously selected for redemption.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 12.04   Notice of Redemption.

Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

(1)   the Redemption Date,

(2)   the Redemption Price,

(3)   if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4)   that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5)   that interest, if any, accrued to the date fixed for redemption will be paid as specified in said notice,

(6)   the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

(7)   that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

SECTION 12.05   Deposit of Redemption Price.

On or prior to 10 a.m. New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer or any Guarantor is acting as Paying Agent, segregate and hold in trust as provided in Section 11.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 12.06   Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 12.07   Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the security so surrendered. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000.

SECTION 12.08   Securities No Longer Outstanding After Notice to Trustee and Deposit of Cash.

If the Issuer, having given notice to the Trustee as provided in Section 12.02, shall have deposited with the Trustee or a Paying Agent, for the benefit of the Holders of any Securities of any series or portions thereof called for redemption in whole or in part cash or other form of payment if permitted by the terms of such Securities (which amount shall be immediately due and payable to the Holders of such Securities or portions thereof), in the amount necessary so to redeem all such Securities or portions thereof on the Redemption Date and provision satisfactory to the Trustee shall have been made for the giving of notice of such redemption, such Securities or portions thereof, shall thereupon, for all purposes of this Indenture, be deemed to be no longer Outstanding, and the Holders thereof shall be entitled to no rights thereunder or hereunder, except the right to receive payment of the Redemption Price, together with interest accrued to the Redemption Date, on or after the Redemption Date of such Securities or portions thereof.

ARTICLE THIRTEEN

SINKING FUNDS

SECTION 13.01   Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 13.02   Satisfaction of Sinking Fund Payments with Securities.

The Issuer (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited pursuant to the terms of such Securities. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 13.03   Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 13.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 12.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 12.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 12.06 and 12.07.

ARTICLE FOURTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 14.01   Exemption from Individual Liability.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer, any Guarantor or of any successor Person, either directly or through the Issuer or any Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Issuer or any Guarantor, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Issuer, any Guarantor or of any successor Person, or any of them, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 15.01   Purposes of Meetings.

A meeting of Holders of Securities of all or any series may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

(1)   to give any notice to the Issuer, any Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive any default hereunder and its consequences, or to take any other action authorized to be taken by the Holders of Securities pursuant to any of the provisions of Article Six;

(2)   to remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article Seven;

(3)   to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4)   to take any other action authorized to be taken by or on behalf of the Holders of any specified percentage in aggregate principal amount of the Securities of all or any series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 15.02   Call of Meetings by Trustee.

The Trustee may at any time call a meeting of Holders of Securities of all or any series to take any action specified in Section 15.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Holders of Securities of all or any series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to all Holders of Securities of each series that may be affected by the action proposed to be taken at such meeting by publication at least twice in an Authorized Newspaper prior to the date fixed for the meeting, the first publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting, and the last publication to be not more than five days prior to the date fixed for the meeting, or such notice may be given to Holders by mailing the same by first class mail, postage prepaid, to the Holders of Securities at the time Outstanding, at their addresses as they shall appear in the Security Register, not less than 20 nor more than 60 days prior to the date fixed for the meeting. Failure to receive such notice or any defect therein shall in no case affect the validity of any action taken at such meeting. Any meeting of Holders of Securities of all or any series shall be valid without notice if the Holders of all such Securities Outstanding, the Issuer and the Trustee are present in person or by proxy or shall have waived notice thereof before or after the meeting.

SECTION 15.03   Call of Meetings by Issuer or Holders.

In case at any time the Issuer or the Parent Guarantor, in each case by Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then Outstanding of each series that may be affected by the action proposed to be taken at the meeting shall have requested the Trustee to call a meeting of Holders of Securities of all series that may be so affected to take any action authorized in Section 15.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed or made the first publication of the notice of such meeting within 30 days after receipt of such request, then the Issuer or the Holders in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting by mailing or publishing notice thereof as provided in Section 15.02.

SECTION 15.04   Qualification for Voting.

To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities of a series affected by the action proposed to be taken, or (b) be a Person appointed by an instrument in writing as proxy by the Holder of one or more such Securities. The right of Holders to have their votes counted shall be subject to the proviso in the definition of “Outstanding” in Section 1.01. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

SECTION 15.05   Quorum; Adjourned Meetings.

At any meeting of Holders, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall be necessary to constitute a quorum. No business shall be transacted in the absence of a quorum unless a quorum is represented when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders of Securities (as provided in Section 15.03), be dissolved. In any other case the Persons holding or representing a majority in aggregate principal amount of the Securities represented at the meeting may adjourn such a meeting for a period of not less than 10 days with the same effect, for all intents and purposes, as though a quorum had been present. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be similarly further adjourned for a period of not less than 10 days. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02 except that, in the case of publication, such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened, and in the case of mailing, such notice may be mailed not less than five days prior to such date.

Any Holder of a Security who has executed an instrument in writing complying with the provisions of Section 1.04 shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing.

Any resolution passed or decision taken at any meeting of the Holders of Securities of any series duly held in accordance with this Section shall be binding on all Holders of such series of Securities whether or not present or represented at the meeting.

SECTION 15.06   Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Securities as provided in Section 15.03, in which case the Issuer or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting.

At any meeting each Holder of a Security of a series entitled to vote at such meeting, or proxy therefor, shall be entitled to one vote for each $1,000 principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Outstanding”) of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder of Securities of such series or proxy therefor. Any meeting of Holders of Securities duly called pursuant to the provisions of Section 15.02 or 15.03 at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

SECTION 15.07   Voting Procedure.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders of Securities entitled to vote at such meeting, or proxies therefor, and on which shall be inscribed an identifying number or numbers or to which shall be attached a list of identifying numbers of the Securities so held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed or published as provided in Section 15.02 and, if applicable, Section 15.05. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 15.08   Written Consent in Lieu of Meetings.

The written authorization or consent by the Holders of the requisite percentage in aggregate principal amount of Securities of any series herein provided, entitled to vote at any such meeting, evidenced as provided in Section 1.04 and filed with the Trustee, shall be effective in lieu of a meeting of the Holders of Securities of such series, with respect to any matter provided for in this Article Fifteen.

SECTION 15.09   No Delay of Rights by Meeting.

Nothing contained in this Article shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of Securities of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or the Holders of Securities of any or all such series under any provisions of this Indenture or the Securities.

ARTICLE SIXTEEN

GUARANTEE OF SECURITIES

SECTION 16.01   Guarantee.

Except as otherwise set forth in a Board Resolution, Officers’ Certificate or supplemental indenture establishing a series of Securities and subject to the provisions of this Article Sixteen, each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on and liquidated damages in respect of the Securities when due, whether on the Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture (including all obligations of the Issuer to the Trustee under this Indenture) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article Sixteen notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives (to the extent that it may lawfully do so) (a) presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations, (b) notice of protest for nonpayment and (c) notice of any default under Securities of any series or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities of any series or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities of any series or any other agreement relating to this Indenture or the Securities; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 16.02(b).

Each Guarantor hereby waives (to the extent that it may lawfully do so) (x) any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed, (y) any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder and (z) any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives (to the extent that it may lawfully do so) any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 5.02 and 16.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities of any series or any other agreement relating to this Indenture or the Securities, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 16.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 16.01.

SECTION 16.02   Limitation on Liability.

(a)   Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such

Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)   This Guarantee as to any Guarantor (other than the Parent Guarantor) shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article Sixteen and Section 9.02 upon (i) the merger or consolidation of such Guarantor with or into any Person other than the Issuer or a Subsidiary or Affiliate of the Issuer where such Guarantor is not the surviving entity of such consolidation or merger or (ii) the sale, exchange or transfer to any Person not an Affiliate of the Issuer of all the Capital Stock in, or all or substantially all the assets of, such Guarantor, provided however, that in the case of (i) and (ii) above, such merger, consolidation, sale, exchange or transfer is made in accordance with Section 9.01 and the successor Person or transferee has assumed all of the obligations of such Guarantor under this Indenture and the Securities. This Guarantee also shall be automatically released upon the release or discharge of the Indebtedness that results in the creation of such Guarantee, as the case may be. At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 16.03   Successors and Assigns.

This Article Sixteen shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities of any series shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 16.04   No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Sixteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Sixteen at law, in equity, by statute or otherwise.

SECTION 16.05   Modification.

No modification, amendment or waiver of any provision of this Article Sixteen, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

ARTICLE SEVENTEEN

MISCELLANEOUS

SECTION 17.01   Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

JPMORGAN CHASE BANK, N.A. hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

WILLIS NORTH AMERICA INC.
By:	/s/ MARY E. CAIAZZO
Name: Mary E. Caiazzo
Title: General Counsel
WILLIS GROUP HOLDINGS LIMITED
By:	/s/ THOMAS COLRAINE
Name: Thomas Colraine
Title: Chief Financial Officer
TA I LIMITED
By:	/s/ THOMAS COLRAINE
Name: Thomas Colraine
Title: Chief Financial Officer
TA II LIMITED
By:	/s/ THOMAS COLRAINE
Name: Thomas Colraine
Title: Chief Financial Officer
TA III LIMITED
By:	/s/ THOMAS COLRAINE
Name: Thomas Colraine
Title: Chief Financial Officer
TRINITY ACQUISITION LIMITED
By:	/s/ THOMAS COLRAINE
Name: Thomas Colraine
Title: Chief Financial Officer

TA IV LIMITED
By:	/s/ THOMAS COLRAINE
Name: Thomas Colraine
Title: Chief Financial Officer
WILLIS GROUP LIMITED
By:	/s/ THOMAS COLRAINE
Name: Thomas Colraine
Title: Chief Financial Officer
JPMORGAN CHASE BANK, N.A., as Trustee
By:	/s/ TAI B. LEE
Name: Tai B. Lee
Title: Vice President

WILLIS NORTH AMERICA INC.,

Issuer

WILLIS GROUP HOLDINGS LIMITED

TA I LIMITED

TA II LIMITED

TA III LIMITED

TRINITY ACQUISITION LIMITED

TA IV LIMITED

WILLIS GROUP LIMITED,

Guarantors

and

JPMORGAN CHASE BANK, N.A.

Trustee

First Supplemental Indenture

Dated as of July 1, 2005

to the Indenture dated as of July 1, 2005

Creating two series of Securities designated

5.125% Senior Notes Due 2010 and 5.625% Senior Notes Due 2015

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FIRST SUPPLEMENTAL INDENTURE, dated as of July 1, 2005, between WILLIS NORTH AMERICA INC., a Delaware corporation (the “Issuer”), WILLIS GROUP HOLDINGS LIMITED, a company organized and existing under the laws of Bermuda (the “Parent Guarantor”), TA I LIMITED, a company organized and existing under the laws of England and Wales, TA II LIMITED, a company organized and existing under the laws of England and Wales, TA III LIMITED, a company organized and existing under the laws of England and Wales, TRINITY ACQUISITION LIMITED, a company organized and existing under the laws of England and Wales, TA IV LIMITED, a company organized and existing under the laws of England and Wales, and WILLIS GROUP LIMITED, a company organized and existing under the laws of England and Wales (collectively, including the Parent Guarantor, the “Guarantors”) and JPMORGAN CHASE BANK, N.A., a national banking association duly organized and existing under the laws of the United States of America as trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE GUARANTORS

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of July 1, 2005 (the “Original Indenture”), providing for the issuance from time to time of its unsecured senior debentures, notes or other evidences of Indebtedness (the “Securities”), to be issued in one or more series as provided in the Original Indenture, and under which no Securities have as yet been issued;

WHEREAS, Section 10.01 of the Original Indenture provides that the Issuer, each Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish a new series of Securities and add certain provisions to the Original Indenture;

WHEREAS, Section 3.01 of the Original Indenture provides that the Issuer may enter into one or more indentures supplemental thereto to establish the form and terms of a series of Securities issued pursuant to the Original Indenture;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) to supplement the Original Indenture insofar as it will apply only to the two series of securities to be known as the Issuer’s “5.125% Senior Notes due 2010” (the “2010 Notes”) and “5.625% Senior Notes due 2015” (the “2015 Notes”, together with the 2010 Notes, the “Notes”) issued hereunder (and not to any other series);

WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms and the terms of the Original Indenture.

NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

“5.125% Senior Notes due 2010”

“5.625% Senior Notes due 2015”

SECTION 1.01   Creation of Series; Establishment of Form.

(a)   5.125% Senior Notes due 2010

(1)   There is hereby established a new series of Securities under the Indenture entitled 5.125%  Senior Notes due 2010.

(2)   The form of the 2010 Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(3)   The Trustee shall authenticate and deliver the 2010 Notes for original issue in an aggregate principal amount of $250.0 million upon an Issuer Order for the authentication and delivery of the 2010 Notes. The Issuer may from time to time issue additional 2010 Notes in accordance with Sections 3.01 and 10.01 of the Original Indenture. Any additional 2010 Notes subsequently issued shall not be limited by the aggregate principal amount of this Supplemental Indenture. The 2010 Notes issued originally hereunder, together with any additional 2010 Notes subsequently issued, shall be treated as a single series for purposes of the Indenture.

(4)   The 2010 Notes shall be issued in registered form without coupons.

(5)   The 2010 Notes shall not have a sinking fund.

(6)   The principal of the 2010 Notes shall be due on July 15, 2010.

(7)   The outstanding principal amount of the 2010 Notes shall bear interest at the rate of 5.125% per annum, from July 1, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on each Interest Payment Date, commencing on January 15, 2006, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, until the principal thereof is paid or made available for payment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

(8)   The 2010 Notes shall be issued in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

(9)   The 2010 Notes due shall be redeemable, in whole at any time or in part from time to time, at the option of the Issuer on any date (a “Redemption Date”), at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

(b)   5.625% Senior Notes due 2015

(1)   There is hereby established a new series of Securities under the Indenture entitled 5.625%  Senior Notes due 2015.

(2)   The form of the 2015 Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(3)   The Trustee shall authenticate and deliver the 2015 Notes for original issue in an aggregate principal amount of $350.0 million upon an Issuer Order for the authentication and delivery of the 2015 Notes. The Issuer may from time to time issue additional 2015 Notes in accordance with Sections 3.01 and 10.01 of the Original Indenture. Any additional 2015 Notes subsequently issued shall not be limited by the

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aggregate principal amount of this Supplemental Indenture. The 2015 Notes issued originally hereunder, together with any additional 2015 Notes subsequently issued, shall be treated as a single series for purposes of the Indenture.

(4)   The 2015 Notes shall be issued in registered form without coupons.

(5)   The 2015 Notes shall not have a sinking fund.

(6)   The principal of the 2015 Notes shall be due on July 15, 2015.

(7)   The outstanding principal amount of the 2015 Notes shall bear interest at the rate of 5.625% per annum, from July 1, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on each Interest Payment Date, commencing on January 15, 2006, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, until the principal thereof is paid or made available for payment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

(8)   The 2015 Notes shall be issued in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

(9)   The 2015 Notes due shall be redeemable, in whole at any time or in part from time to time, at the option of the Issuer on any Redemption Date, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

SECTION 1.02.   Definitions.   The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Original Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” means The Depository Trust Company or any successor thereto.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Banker from time to time.

“Interest Payment Date” means January 15 and July 15 of each year.

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“Reference Treasury Dealer” means one or more of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc., UBS Securities LLC, ABN AMRO Incorporated, Barclays Capital Inc., Comerica Securities, Inc., ING Financial Markets LLC, Lloyds TSB Bank plc or SunTrust Capital Markets, Inc. that the Issuer appoints to act as Reference Treasury Dealer from time to time and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Issuer will substitute therefor another primary dealer of U.S. government securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third (3rd) Business Day preceding such Redemption Date.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the respective January 1 and July 1 (whether or not a Business Day) prior to such Interest Payment Date.

“Security Register” means the register, in such office as the Issuer shall keep at the Corporate Trust Office of the Trustee or in any office or agency to be maintained by the Issuer in accordance with Section 3.05 of the Original Indenture, in which the Issuer shall, subject to such reasonable regulations as it may prescribe, provide for the registration of Securities and of registration of transfers of Securities.

“Treasury Rate” means, with respect to any Redemption Date, (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three (3) months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third (3rd) Business Day preceding the Redemption Date.

SECTION 1.03.   Payment of Principal and Interest.

(1)   If any Interest Payment Date or Maturity date is not a Business Day, the payment of principal or interest, as applicable, will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date or Maturity date, as the case may be, to the next succeeding business day. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law to close.

(2)   Payments of principal of, premium, if any, and interest on the Notes shall be made in the manner represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated

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Maturity or on a Redemption Date, if any, shall be made at the office of the Paying Agent upon surrender of such Notes to the Paying Agent and (ii) payments of interest shall be made, at the option of the Issuer, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

(3)   The Trustee shall initially serve as the Paying Agent with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office.

SECTION 1.04.   Global Securities.   Each series of Notes shall initially be issued in the form of one or more Global Securities registered in the name of a nominee of the Depositary. Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Security is exchanged in whole or in part for Securities in definitive form.

Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Trustee and the Issuer that it is no longer willing or able to properly discharge its responsibilities as a Depositary for such Global Security and no qualified successor Depositary shall have been appointed by the Issuer within ninety (90) days of receipt by the Issuer of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no qualified successor Depositary shall have been appointed by the Issuer within ninety (90) days after it becomes aware of such cessation, (ii) the Issuer executes and delivers to the Trustee an Issuer Order stating that the Issuer elects to terminate the book-entry system through the Depositary, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes as provided in the Original Indenture.

SECTION 1.05   Redemption.

(1)   The Issuer shall mail notice of redemption not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. Notwithstanding Section 12.04 of the Original Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price or an estimate thereof, but only the appropriate calculation thereof. The Issuer shall deliver to the Trustee an Officer’s Certificate setting forth the Redemption Price with respect to the foregoing redemption no later than five (5) Business Days prior to the date on which notice of redemption is to be mailed.

(2)   On the Redemption Date, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.

(3)   Section 12.03 (Selection by Trustee of Securities to Be Redeemed) of the Original Indenture is hereby amended and restated in its entirety as follows:

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes of such series not previously called for redemption, (i) if the Notes are listed on any securities exchange, in accordance with the requirements of such exchange or (ii) if the Notes are not so listed,

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by any method as the Trustee shall deem fair and appropriate, and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof) of the principal amount of Notes of such series of a denomination larger than the minimum authorized denomination for Notes of that series; provided, however, that Notes of such series registered in the name of the Issuer shall be excluded from any such selection for redemption until all Securities of such series not so registered shall have been previously selected for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 1.06.   Additional Covenants.   The following shall be additional covenants to the covenants set forth in the Original Indenture for the benefit of the Notes only and shall be effective only so long as the Notes are outstanding:

(1)   Limitation on Liens.   The Parent Guarantor shall not, and shall not permit any of its subsidiaries to, directly or indirectly, incur or suffer to exist any Lien, other than a Permitted Lien (an “Initial Lien”), securing Indebtedness upon any Capital Stock of any Significant Subsidiary of the Parent Guarantor that is owned, directly or indirectly, by the Parent Guarantor or any of its subsidiaries, in each case whether owned at the date of the original issuance of the Notes or thereafter acquired, or any interest therein or any income or profits therefrom unless it has made or will make effective provision whereby the Outstanding Notes will be secured by such Lien equally and ratably with (or prior to) all other Indebtedness of the Parent Guarantor or any subsidiary secured by such Lien. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien.

“Permitted Lien” means a Lien on the Capital Stock of a Significant Subsidiary to secure Indebtedness incurred to finance the purchase price of such Capital Stock; provided that any such Lien may not extend to any other property of the Parent Guarantor or any other subsidiary of the Parent Guarantor; and provided further that such Indebtedness matures within 180 days from the date such Indebtedness was incurred.

(2)   Limitation on Dispositions of Significant Subsidiaries.   The Parent Guarantor shall not, and shall not permit any of its subsidiaries to, directly or indirectly, sell, transfer or otherwise dispose of, and will not permit any Significant Subsidiary to issue, any Capital Stock of any Significant Subsidiary. Notwithstanding the foregoing limitation, (a) the Parent Guarantor and its subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such Capital Stock to any subsidiary of the Parent Guarantor, (b) any subsidiary of the Parent Guarantor may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such securities to the Parent Guarantor or another subsidiary of the Parent Guarantor, (c) the Parent Guarantor and its subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such Capital Stock if the consideration received is at least equal to the fair market value (as determined by the board of directors of the Parent Guarantor acting in good faith) of such Capital Stock, and (d) the Issuer and its subsidiaries may sell, transfer or otherwise dispose of, and any Significant Subsidiary may issue, any such securities if required by law or any regulation or order of any governmental or regulatory authority. Notwithstanding the foregoing, the Parent Guarantor may merge or consolidate any of its Significant Subsidiaries into or with another one of its

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Significant Subsidiaries and may otherwise convey, transfer or lease its properties and assets pursuant to Article NINE of the Original Indenture.

SECTION 1.07.   Additional Amounts.   With respect to any payments made by a Guarantor in respect of its Guarantee of the Notes that is organized other than under the laws of the United States, any state thereof or the District of Columbia, the Guarantor will make all payments of principal of, premium, if any, and interest on (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, import, assessment or governmental charge (including penalties, interest and other liabilities related thereto) (“Taxes”) imposed or levied by or on behalf of the jurisdiction of organization of such Guarantor or any political subdivision thereof or taxing authority therein (“Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.

To the extent that any such Taxes are so levied or imposed, the Guarantor will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to a Holder of the Notes in order that every net amount received by each Holder (including additional amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in the Notes to be then due and payable.

As used herein and for purposes of the Indenture and the Notes, any reference to the principal of and interest on the Notes and the Redemption Price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts.

SECTION 1.08.   Events of Default.   Section 6.01 of the Original Indenture setting forth the “Events of Default” is hereby amended and restated in its entirety as follows:

“Event of Default,” whenever used herein with respect to the 2010 Notes and the 2015 Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)   a default in payment of interest (including Additional Amounts) upon any Note of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)   a default in the payment of the principal of any Note of such series at its Maturity; or

(3)   a default in the performance, or breach, of any covenant of the Issuer or any Guarantor (other than a covenant a default whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in the Indenture solely for the benefit of debt Securities other than the Notes), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer or any Guarantor by the Trustee or to the Issuer or any Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding 2010 Notes or 2015 Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4)   a default under any Indebtedness by the Issuer, any Guarantor or any of their respective subsidiaries that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $25.0 million or its foreign currency equivalent at the time; or

(5)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Parent Guarantor, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Parent

7

Guarantor, the Issuer or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Parent Guaranter, the Issuer or any Significant Subsidiary under any applicable federal or state law, or appointing a Custodian of the Parent Guarantor, the Issuer or any Significant Subsidiary or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)   the commencement by the Parent Guarantor, the Issuer or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Parent Guarantor, the Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a Custodian of the Issuer or any Significant Subsidiary of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Parent Guarantor, the Issuer or any Significant Subsidiary in furtherance of any such action, or the taking of any comparable action under any foreign laws relating to insolvency; or

(7)   any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor not to be, in full force and effect and enforceable in accordance with its terms.

SECTION 1.09.   Notice of Defaults.

Section 7.02 (Notice of Defaults) of the Original Indenture is hereby amended and restated in its entirety as follows:

Within 60 days after the occurrence of any default hereunder with respect to the 2010 Notes or the 2015 Notes, the Trustee shall transmit by mail to all Holders of Notes of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note of such series or in the payment of any sinking fund or analogous obligation installment with respect to Notes of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes of such series; and provided, further, that in the case of any default of the character specified in Section 6.01(3) with respect to Notes of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.

ARTICLE II

Miscellaneous Provisions

SECTION 2.01   Integral Part.   This Supplemental Indenture constitutes an integral part of the Original Indenture.

8

SECTION 2.02   Adoption, Ratification and Confirmation.   The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith.

SECTION 2.03   Counterparts.   This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 2.04   Governing Law.   THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

SECTION 2.05   Conflict with Trust Indenture Act.   If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

SECTION 2.06   Effect of Headings and Table of Contents.   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 2.07   Separability Clause.   In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.08   Successors and Assigns.   All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

SECTION 2.09   Benefit of Indenture.   Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

SECTION 2.10   The Trustee.   The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and Guarantors.

9

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

WILLIS NORTH AMERICA INC.
By:	/s/ MARY E. CAIAZZO
Name:	Mary E. Caiazzo
Title:	General Counsel
WILLIS GROUP HOLDINGS LIMITED
By:	/s/ THOMAS COLRAINE
Name:	Thomas Colraine
Title:	Chief Financial Officer
TA I LIMITED
By:	/s/ THOMAS COLRAINE
Name:	Thomas Colraine
Title:	Director
TA II LIMITED
By:	/s/ THOMAS COLRAINE
Name:	Thomas Colraine
Title:	Director
TA III LIMITED
By:	/s/ THOMAS COLRAINE
Name:	Thomas Colraine
Title:	Director
TRINITY ACQUISITION LIMITED
By:	/s/ THOMAS COLRAINE
Name:	Thomas Colraine
Title:	Director
TA IV LIMITED
By:	/s/ THOMAS COLRAINE
Name:	Thomas Colraine
Title:	Director
WILLIS GROUP LIMITED
By:	/s/ THOMAS COLRAINE
Name:	Thomas Colraine
Title:	Director

JPMORGAN CHASE BANK, N.A., as Trustee
By:	/s/ TAI B. LEE
Name:	Tai B. Lee
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WILLIS NORTH AMERICA INC.

[5.125%][5.625%] Senior Notes due [2010][2015]

CUSIP No.: [970648 AA 9][970648 AB 7]
ISIN No.: [US970648AA91][US970648AB74]

No.	US$

WILLIS NORTH AMERICA INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [•] on July 15, [2010][2015], and to pay interest thereon from July 1, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing January 15, 2006, at the rate of [5.125%][5.625%] per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the City and State of New York, or at such other agency as the Issuer may determine, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by wire transfer or check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register relating to the Notes; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

The Trustee shall act as Paying Agent with respect to the Notes of this series.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first written above.

WILLIS NORTH AMERICA INC.
By:
Name:
Title:
Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated:	JPMORGAN CHASE BANK, N.A.,
as Trustee
By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

WILLIS NORTH AMERICA INC.

[5.125%][5.625%] Senior Notes due [2010][2015]

This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of July 1, 2005 (herein called the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of July 1, 2005 (herein called the “[2010][2015] Supplemental Indenture”) (such Indenture, together with such [2010][2015] Supplemental Indenture, the “Indenture”), between the Issuer, Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited (each, a “Guarantor,” and collectively, the “Guarantors”) and JPMorgan Chase Bank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

With respect to any payments made by a Guarantor that is organized other than under the laws of the United States, any state thereof or the District of Columbia, the Guarantor will make all payments of principal of (and premium, if any) and interest on (whether on scheduled payment dates or upon acceleration) and the Redemption Price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, import, assessment or governmental charge (including penalties, interest and other liabilities related thereto) (“Taxes”) imposed or levied by or on behalf of the jurisdiction of organization of such Guarantor or any political subdivision thereof or taxing authority therein (“Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.

To the extent that any such Taxes are so levied or imposed, the Guarantor will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”, which term shall have the meaning assigned to it in the Indenture) to a Holder of the Notes in order that every net payment of the principal of and interest on the Notes and the Redemption Price, if any, payable in respect of the Notes, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in the Notes to be then due and payable.

Wherever in this Note or the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

The Issuer may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes of such series previously issued, and such additional Notes will form a single series with the previously issued Notes of such series, including for voting purposes.

No sinking fund is provided for the Notes. The Notes of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, as a whole at any time, or in part from time to time, at the election of the Issuer, at the Redemption Price, which shall be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [20][25] basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

In the case of any such redemption, the Issuer will also pay accrued and unpaid interest, if any, to the redemption date.

The definitions of certain terms used in the paragraph above are listed below.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means one or more of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Lehman Brothers Inc., UBS Securities LLC, ABN AMRO Incorporated, Barclays Capital Inc., Comerica Securities, Inc., ING Financial Markets LLC, Lloyds TSB Bank plc or SunTrust Capital Markets, Inc. that the Issuer appoints to act as a Reference Treasury Dealer from time to time and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Issuer shall substitute therefore another primary dealer of U.S. government securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any Redemption Date: (a) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Issuer shall mail notice of redemption not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, all as provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than a majority in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (or premium, if any) or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of US$1,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.